As filed with the Securities and Exchange Commission on April 23, 1999

                                                             File No. 333-_____
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------
                       AMERICAN HOME PRODUCTS CORPORATION
             (Exact name of registrant as specified in its charter)
                            ------------------------
                               Delaware 13-2526821
        (State or other jurisdiction (I.R.S. Employer Identification No.)
                        of incorporation or organization)

                  Five Giralda Farms, Madison, New Jersey 07940
               (Address of Principal Executive Offices) (Zip Code)

                       AMERICAN HOME PRODUCTS CORPORATION
                            1999 STOCK INCENTIVE PLAN
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plans)


                              LOUIS L. HOYNES, JR.
                    Senior Vice President and General Counsel
                       American Home Products Corporation
                               Five Giralda Farms
                            Madison, New Jersey 07940
                                 (973) 660-5000
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


                                                   Proposed Maximum         Proposed Maximum           Amount of
                                Amount             Offering Price per       Aggregate Offering         Registration
Title of Securities to be       to be Registered   Share (1)                Price (1)                  Fee (1)
Registered

Common Stock, par value         65,250,000         $61.4375               $4,008,796,875               $1,114,446
$.33 1/3 per share

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of such securities on the New York Stock Exchange on April 19, 1999.

Part I.           INFORMATION REQUIRED IN THE
                  SECTION 10(a) PROSPECTUS

Item 1. Plan Information and Registrant Information and Employee Plan Annual Information.

The information required by Part I is included in document (s) sent or given to participants in the American Home Products Corporation (the "Corporation") 1999 Stock Incentive Plan and participants in the Stock Option Plan for Non-Employee Directors pursuant to Rule 428(b)(1).

PART II.                 INFORMATION REQUIRED IN THE
                           REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange
Commission (File No. 1-1225) are incorporated herein by reference:

(a) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

(b) The description of Common Stock contained in the Corporation's registration statement on Form 10/A, dated May 4, 1998, filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "1934 Act").

All reports and other documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c) 14, and 15(d) of the 1934 Act as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be a part thereof from the date of filing of such reports and documents.

Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Not Applicable.

Item 5. Interests of Named Experts and Counsel.

The consolidated financial statements of the Corporation and subsidiary companies as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 incorporated by reference in this registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in this registration statement in reliance upon the authority of said firm as experts in giving said reports.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware Corporation Law and the Restated Certificate of Incorporation of the Corporation contain provisions covering indemnification of corporate directors and officers against certain liabilities and expenses incurred as a result of proceedings under the Securities Act of 1933, as amended (the "1933 Act") and the 1934 Act.

The Corporation provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liability and loss under certain circumstances which may include liability or related loss under the 1933 Act and the 1934 Act.

Item 7. Not Applicable.

Item 8. Exhibits

See Index to Exhibits on page II-6.

Item 9. Undertakings

A. Rule 415 Offering

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the 1933 Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Filings Incorporating Subsequent Exchange Act Documents by Reference

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Filing of Registration Statement on Form S-8

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison and State of New Jersey, on this 23rd day of April, 1999.

                                             AMERICAN HOME PRODUCTS CORPORATION
                                             (Registrant)

                                              By:      /s/ John R. Stafford
                                                     (John R. Stafford
                                                     Chairman of the Board,
                                                     President and Chief
                                                     Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                 Title                            Date


/s/ John R. Stafford             Chairman of the Board,             April 23,
(John R. Stafford)               President and Director -           1999
                                 Principal Executive Officer

/s/ Robert G. Blount             Senior Executive Vice President    April 23,
(Robert G. Blount)               and Director - Principal           1999
                                 Financial Officer

/s/ Robert Essner                Executive Vice President and       April 23,
(Robert Essner)                  Director                           1999

/s/ Paul J. Jones                Vice President and Comptroller -   April 23,
(Paul J. Jones)                  Principal Accounting Officer       1999

/s/ Clifford L. Alexander, Jr.   Director                           April 23,
(Clifford L. Alexander, Jr.)                                        1999

/s/ Frank A. Bennack, Jr.        Director                           April 23,
(Frank A. Bennack, Jr.)                                             1999

/s/ John D. Feerick              Director                           April 23,
(John D. Feerick)                                                   1999

/s/ John P. Mascotte             Director                           April 23,
(John P. Mascotte)                                                  1999

/s/ Mary Lake Polan, M.D., Ph.D  Director                           April 23,
(Mary Lake Polan, M.D.,                                             1999
Ph.D)

/s/ Ivan G. Seidenberg           Director                           April 23,
(Ivan G. Seidenberg)                                                1999

/s/ John R. Torell III           Director                           April 23,
(John R. Torell III)                                                1999

                                INDEX TO EXHIBITS



Exhibit
Number       Exhibit


4.1 Restated Certificate of Incorporation of the Corporation, incorporated herein by reference to Exhibit No. 3.1 of the Registrant's Form 10/A, dated May 4, 1998

4.2 By-laws of the Corporation, incorporated herein by reference to Exhibit No. 3.2 of the Registrant's Form 10/A, dated May 4, 1998

10.1 1999 Stock Incentive Plan, incorporated herein by reference to Appendix I of the Registrant's definitive Proxy Statement filed
             March 18, 1999

10.2         Stock   Option   Plan   for   Non-Employee   Directors,
             incorporated herein by reference to Exhibit 10.28 of the Registrant's Form on 10-K, dated March 29, 1999

23           The consent of Arthur Andersen LLP